Exhibit 10.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

CARDINAL VENTURE HOLDINGS LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of _______, 2020 (this “Agreement”), of Cardinal Venture Holdings LLC, a Delaware limited liability company (the “Company”), is made and entered into by and among Khurram P. Sheikh (the “Managing Member”), and each person set forth on the signature pages hereto (including 3AM LLC, a Delaware limited liability company, as the “Initial Member”, and together with the Initial Member, along with any new members who may subsequently be properly admitted after the date hereof, as the “Non-Managing Members” and, collectively with the Managing Member, the “Members” and each individually, a “Member”).

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the “Act”), on July 20, 2020, by the filing of the Company’s Certificate of Formation with the office of the Secretary of State of the State of Delaware;

WHEREAS, the Members intend that the purpose of the Company be to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, owning certain interests in KINS Capital, LLC, a Delaware limited liability company (the “Sponsor”) as sponsor entity to KINS Technology Group Inc., a Delaware corporation (the “SPAC”), which was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company and the Sponsor intend that the SPAC will pursue an initial public offering (the “Public Offering”) of its units, with each unit consisting of one share of Class A common stock of the SPAC, $0.0001 par value (“Class A Common Stock”), and a fraction of one warrant, with each whole warrant exercisable for one share of Class A Common Stock;

WHEREAS, the Sponsor (a) purchased 5,750,000 shares of Class B common stock of the SPAC, $0.0001 par value (the “Founder Shares”), for an aggregate purchase price of $25,000, pursuant to that certain subscription agreement, dated as of July 27, 2020, between the SPAC and the Company and (b) issued Class A Units that provide for distribution of the Founder Shares and/or any other assets not attributable to the Private Placement Warrants to holders of such Class A Units;

WHEREAS, in connection with the Public Offering, (a) the Sponsor will purchase certain warrants of the SPAC (the “Private Placement Warrants”), each Private Placement Warrant exercisable to purchase one share of Class A Common Stock of the SPAC and (b) the SPAC will issue Class B Units of the SPAC to its members that provide for the distribution of the Private Placement Warrants to the holders of such Class B Units of the SPAC;

WHEREAS, (a) the Company loaned the Sponsor an aggregate of up to $300,000 pursuant to a promissory note (the “Sponsor Promissory Note”) and (b) the Sponsor loaned the SPAC certain amounts not to exceed $300,000 pursuant to a promissory note dated as of July 27, 2020; and

WHEREAS, the Members desire to enter into this Agreement to amend and restate in its entirety, the Company’s original Limited Liability Company Agreement, dated as of July 25, 2020 (the “Original LLC Agreement”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
GENERAL PROVISIONS

Section 1.1 Formation. The Company was originally formed as a Delaware limited liability company on July 20, 2020, pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-101 of the Act (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. Deborah Reusch has been and currently is designated as an “authorized person,” within the meaning of the Act, solely for purposes of filing the Certificate of Formation. The Managing Member is authorized to and shall cause to be executed and filed, if necessary, any certificates and documents as may be necessary or appropriate from time to time to comply with all requirements for the continued existence and operation of a limited liability company in the State of Delaware and all other jurisdictions where the Company may desire to conduct its business. This Agreement replaces and supersedes all prior agreements governing the Company’s organization and ownership, including the Original LLC Agreement.

Section 1.2 Name of the Company. The name of the limited liability company is “Cardinal Venture Holdings LLC”.

Section 1.3 Effective Date. This Agreement shall be effective as of the date hereof.

Section 1.4 Principal Place of Business of the Company. The principal place of business of the Company shall be located at 75 Broadway, San Francisco, CA 94111, or at such other place as may be designated from time to time by the Managing Member. The Company may maintain such other places of business as the Managing Member may deem advisable from time to time. The Company shall keep its books and records at its principal office or at such other place in the United States as may from time to time be designated by the Managing Member. The Managing Member shall give prompt notice to each Member of any change in the location of the Company’s principal office or the location of its books and records.

Section 1.5 Title to Company Property. Title to all assets owned by the Company, whether tangible or intangible, shall be held by the Company as an entity and no Member, individually, shall have any ownership of any such asset. The Company may hold any of its assets in its own name or in the name of a nominee, which nominee may be one or more individuals, corporations, partnerships, trusts or other entities.

Section 1.6 Purposes of the Company. The purposes of the Company are to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, the ownership of certain interests in the Sponsor (and indirectly, in the SPAC), and all activities related or incidental to any of the foregoing, but not in contravention of any of the provisions of this Agreement.

Section 1.7 Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

Section 1.8 Registered Agent. The name and address of the registered agent of the Company for service of process of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

Section 1.9 Term. The Company shall continue until terminated or dissolved under the provisions of this Agreement or pursuant to law.

ARTICLE II
MANAGEMENT AND OPERATION

Section 2.1 Management of the Company.

(a) Subject to such matters which are expressly reserved hereunder or under the Act to the Members for decision, the business and affairs of the Company shall be managed and controlled solely and exclusively by the Managing Member, who shall have all of the rights that may be possessed by a manager pursuant to the Act and such rights and powers as are otherwise conferred by law or are necessary, advisable or convenient for the management of the business and affairs of the Company. In the event that Khurram P. Sheikh shall cease to be able to manage the business and affairs of the Company due to death, disability, or incapacity, the Initial Member shall be deemed to be the Managing Member; provided, that in the event the Khurram P. Sheikh is subsequently able to manage the business and affairs of the Company, the Initial Member shall cease to be Managing Member and Khurram P. Sheikh shall be deemed Managing Member.

(b) Without limiting the generality of Section 2.1(a), the Managing Member shall have the authority, on behalf and in the name of the Company, to take any action or make any decisions on behalf of the Company hereunder, to carry out any and all of the purposes of the Company set forth in Section 1.6, and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto, including having the Company enter into contracts with and perform, and otherwise engage in transactions with the Managing Member’s affiliates.

(c) Without limiting the generality of Section 2.1(a) or Section 2.1(b), the Managing Member shall have the authority, on behalf and in the name of the Company, to cause the Sponsor to establish a pool of (i) Private Placement Warrants initially in the amount of 300,000 Private Placement Warrants, (ii) Founder Shares initially in the amount of 300,000 Founder Shares, or (iii) such other amounts as determined by the Managing Member, to be granted to consultants, advisors or other service providers to the SPAC.

Section 2.2 Expenses and Services of the Members. During the existence of the Company, the Managing Member shall devote such time and effort to the Company’s business as may be necessary to promote the interests of the Company and the mutual interests of the Members. The Managing Member shall charge the Company and be reimbursed for all expenses (including, without limitation, legal and accounting fees, management fees and travel expenses) incurred by the Managing Member in connection with the Company’s business, and may allocate to the Company on any basis selected by the Managing Member in good faith which is consistent with good accounting practices, a portion of any and all expenses incurred for the mutual benefit of the Company and the other operations, businesses or affairs of the Managing Member or its affiliates. Each Member may have other business interests and may engage in any other activities in addition to those relating to the Company, including similar ventures, and neither the Company nor any Member shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

Section 2.3 Officers. Without limiting the foregoing, the Managing Member shall have the power and authority to appoint and terminate officers of the Company (the “Officers”) and retain and terminate employees, agents, administrators, service providers, vendors and consultants of the Company and to delegate such duties to any such Officers, employees, agents, administrators, service providers, vendors and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. Each Officer shall hold office until his or her successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 2.4 Liability of Any Member.

(a) No Member will be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company.

(b) None of the Members or any of their respective affiliates, members, directors, officers, employees, agents or advisors (collectively, the “Related Parties”) shall be personally liable for the return of capital or any contributions of any other Member, such return to be made solely from Company assets; nor shall any Member or any of their respective Related Parties be liable to the Company or to any other Member for any negative or debit balances in such other Member’s Capital Account (as defined below). None of the Members or any of their Related Parties shall be liable or responsible in damages or otherwise to any other Member for acts performed in good faith within the scope of this Agreement.

(c) To the fullest extent provided by law, each Member and each of their respective Related Parties (collectively, the Indemnified Parties” and each, an “Indemnified Party”) shall be indemnified and held harmless by the Company (but not by any Member) from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever (including, without limitation, reasonable attorneys’ fees or other expenses incurred in connection with settlement or any legal proceeding, but excluding income taxes payable by such person as a result of such Indemnified Party’s ownership of an interest in the Company) arising out of actions taken, or not taken, by such Indemnified Party relating to the management of Company affairs or arising due to the very nature of them being a Member or a Related Party thereof, except where any Indemnified Party has committed actual fraud, gross negligence or willful misconduct. Indemnifications hereunder shall be made from assets of the Company and no Indemnified Party shall be personally liable to any Indemnified Party under this Agreement. The Company shall also indemnify and hold harmless each Indemnified Party and their respective legal representatives from and against those losses, costs or expenses (including reasonable attorney’s fees) resulting from the negligence, dishonesty or bad faith of any agent of any Indemnified Party; provided that such agent was selected, engaged or retained by the Indemnified Party. The Company may, in the discretion of the Managing Member, advance to any Indemnified Party reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of such conduct or alleged conduct; provided that such Indemnified Party agrees to reimburse the Company to the extent that it is finally determined that it, he or she was not entitled to indemnification in respect thereof. The indemnification rights contained in this Section 2.4 shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which an Indemnified Party may be entitled, whether pursuant to the provisions of this Agreement, at law or in equity.

Section 2.5 Powers of the Non-Managing Members. The Non-Managing Members shall have no right to, and shall not, take part in the management or control of the Company’s business and affairs or act for or bind the Company, except with respect to such matters which are expressly reserved hereunder or under the Act to such Members. Except as otherwise provided in this Agreement, the Non-Managing Members shall not take part in or interfere in any manner with the conduct or control of the business of the Company nor have the right to vote on any matter relating to the Company, its business or affairs.

Section 2.6 Actions by the Members; Meetings. A meeting of the Members may be called at any time by the Managing Member or the Initial Member. For any meeting of Members, the presence in person or by proxy of (a) the Managing Member and (b) Members (including the Managing Member) representing at least 51% of the Class A Units (as defined below) (a “Member Majority”) at the time of the action taken constitutes a quorum for the transaction of business and, except as otherwise provided in this Agreement, the vote of the Members constituting a Member Majority shall be required to approve any matter submitted to a vote of such Members. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members representing a Member Majority consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Members. In no instance where action is authorized by written consent shall a meeting of Members need to be called or notice be given.

Section 2.7 Other Business Interests. Each Member recognizes that each of the other Members or their respective affiliates and Related Parties (collectively, “Covered Persons” and, each a “Covered Person”) have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that the Covered Persons are entitled to carry on such other business interests, activities and investments. Any Covered Person may engage in or possess an interest in any other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and neither the Company nor any Member shall have any rights by virtue of this Agreement or the relationship created hereby in or to any other ventures or activities engaged in by any Covered Person or to the income or proceeds derived therefrom, and the pursuit of such ventures or activities by any Covered Person shall not be deemed wrongful or improper, even if the same are competitive with the business activities of the Company. No Covered Person shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and any Covered Person shall have the right to take for its own account (individually or as a partner, member or fiduciary) or to recommend to others any such particular investment opportunity. Each Covered Person may have other business interests and may engage in any other activities in addition to those relating to the Company, including similar ventures, and neither the Company nor any Member shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

ARTICLE III
UNITS; Members; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1 Units

(a) All interests of the Members in distributions and other amounts specified in this Agreement, as well as the rights of the Members to vote on, consent to, or approve any matter related to the Company, shall be denominated in units of membership interests in the Company (each a “Unit” and collectively, the “Units”), and the relative rights, privileges, preferences and obligations of the Members with respect to Units shall be determined under this Agreement and the Act to the extent provided herein and therein. From and after the date hereof, the Company shall have two classes of Units entitled “Class A Units” and “Class B Units”. The Company may issue Class A Units or Class B Units, at the election of the Managing Member, in exchange for the contribution of cash, real estate, partnership interests, stock, notes or other assets or consideration.

(b) Each Class A Unit shall represent a right to receive any distributions made by the Sponsor on account of the Class A Interests of the Sponsor (including pursuant to Section 4.2(b) of the Sponsor LLC Agreement).

(c) Each Class B Unit shall represent a right to receive any distributions made by the Sponsor on account of the Class B Interests of the Sponsor (including pursuant to Section 4.2(c) or Section 4.2(d) of the Sponsor LLC Agreement).

(d) Except as otherwise expressly provided in this Agreement, holders of Class A Units and Class B Units shall be entitled to vote the Units on all matters as to which the vote or consent of the Members is required.

(e) A Member's "Class A Unit Percentage" shall be the total number of Class A Units held by such Member, divided by the total number of outstanding Class A Units.

(f) A Member’s “Class B Unit Percentage” shall be the total number of Class B Units held by such Member, divided by the total number of outstanding Class A Units.

Section 3.2 Members. The Members listed on the member allocation schedule (the "Members' Schedule") maintained by the Managing Member shall constitute the Members as of the date of this Agreement. Each Member shall have the right to request a copy of the Members' Schedule but understands and agrees that the Managing Member may redact ownership information regarding any individual Member.

Section 3.3 Additional Members. Subject to Section 10.12, one or more additional Members may be admitted to the Company from time to time, on such terms as the Managing Member shall determine. Upon and by becoming a Member of the Company, such additional Member agrees to, and agrees to be bound by, the terms and provisions of this Agreement. Upon admission of a Member to the Company, the Members' Schedule shall be amended to (a) include the name, address, Capital Contribution (as defined below), Class A Units and Class B Units and date of admission of such new Member in the Company and (b) adjust the Class A Units and Class B Units, as applicable, of the other Members accordingly.

Section 3.4 Capital Contributions.

(a) Each Member has, on or prior to the date hereof, made a Capital Contribution to the Company opposite such Member’s name under “TOTAL CONTRIBUTION” on the Members' Schedule (“Total Contribution”).

(b) Each Member shall be deemed to have contributed a portion of its Total Contribution to the Company opposite such Member’s name under “CLASS A CONTRIBUTION” on the Members' Schedule (“Class A Capital Contribution”), and, based on such Class A Contribution, each Member has received such Member’s Class A Units as set forth opposite such Member’s name on the Members' Schedule, as of the date hereof.

(c) Each Member shall be deemed to have contributed a portion of its Total Contribution to the Company opposite such Member’s name under “CLASS B CONTRIBUTION” on the Members' Schedule (“Class B Capital Contribution”), and, based on such Class B Contribution, each Member has received such Member’s Class B Units as set forth opposite such Member’s name on the Members' Schedule, as of the date hereof.

(d) Upon any determination by the Managing Member that the SPAC requires additional funds (such amount then required, “Additional Working Capital Requirement”), including without limitation, additional funds to cover the purchase of additional Private Placement Warrants upon the exercise in whole or in part of the over-allotment option by the underwriters of the Public Offering, the Managing Member shall make an additional Capital Contribution to the Company, in cash (this election, the “Managing Members’ Election”); provided, that, the Managing Member may, but is not obligated to offer the opportunity to the fund the Additional Working Capital Requirement to the other Members in accordance with their respective Class B Unit Percentage. To the extent that the Managing Member elects (another Member is permitted) to make additional Capital Contributions to fund the over-allotment option by the underwriters of the Public Offering, such Member will be allocated a portion of Class A Units pro rata to its Capital Contribution. The Members shall be required to update the Members' Schedule from time to time as necessary to accurately reflect the information therein, including but not limited to (i) any additional Capital Contribution made by the Members as contemplated in this Section 3.4(d) or (ii) to reflect the provisions of Section 3.4; provided that if the Members do not update the Members' Schedule in accordance with this Agreement, such Schedule shall notwithstanding be deemed to be updated in accordance with the terms of this Agreement. Any amendment or revision to the Members' Schedule made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Members' Schedule shall be deemed to be a reference to Members' Schedule as amended and in effect from time to time.

(e) Other than as provided in Sections 3.4(a), (b), (c), and (d), no Member shall have any obligation to make a Capital Contribution to the Company for any reason unless all Members approve the time, amount and manner of such Capital Contributions.

(f) “Capital Contribution” shall mean the total amount of cash, including required Capital Contributions and additional Capital Contributions, and the Gross Asset Value (as defined in Appendix A) of any other assets, contributed to the Company by a Member, net of liabilities assumed or to which the assets are subject.

Section 3.5 Capital Accounts. A separate capital account (“Capital Account”) shall be maintained for each Member in accordance with Sections 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of prior or succeeding law (the “Code”) and Sections 1.704-1(b) and 1.704-2 of the regulations promulgated under the Code (the “Treasury Regulations”). The Capital Account of each Member: (i) shall be increased by: (A) the amount of cash and the Gross Asset Value of other property (net of liabilities that the Company assumes or takes such property subject to) contributed by such Member to the Company, and (B) the amount of Net Profits allocated to such Member (and any items of income or gain specially allocated to such Member) pursuant to Appendix A; and (ii) shall be decreased by: (A) the amount of Net Losses allocated to such Member (and any items of loss or deduction specially allocated to such Member) pursuant to Appendix A, (B) the amount of cash distributed or deemed distributed to such Member, and (C) the Gross Asset Value of property other than cash distributed to such Member (net of liabilities that the Member assumes or takes such property subject to). The Capital Account of each Member shall be adjusted to reflect any adjustment to the Gross Asset Value of the Company’s assets attributable to the application of Sections 734 or 743 of the Code to the extent required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

Section 4.1 Allocations. All items of income, gain, loss, deduction and credit shall be allocated to each Member in accordance with Appendix A.

Section 4.2 Distributions.

(a) No Member shall have the right to withdraw capital or demand or receive distributions or other returns of any amount in its Capital Account, except as expressly provided in this Section 4.2.

(b) Subject to Section 4.2(e), upon (i) the determination of the Managing Member at the time of the consummation of the Business Combination or at any time thereafter or (ii) following the expiration of any lock-up on the Class A Common Stock or Private Placement Warrants at the request of a majority of the Members, any amounts distributed on account of the Class A Interests shall be distributed to the Members in accordance with each Member’s then respective Class A Unit Percentage.

(c) Subject to Section 4.2(e), upon (i) the determination of the Managing Member at the time of the consummation of the Business Combination or at any time thereafter or (ii) following the expiration of any lock-up on the Class A Common Stock or Private Placement Warrants at the request of a majority of the Members, any amounts distributed on account of the Class B Interests shall be distributed to the Members in accordance with each Member’s then respective Class B Unit Percentage.

(d) Subject to Section 4.2(e), upon the sale or other disposition by the Company of any Private Placement Warrants (which shall not include the exercise of Private Placement Warrants) or any shares of Class A Common Stock (or other securities) received upon exercise of any Private Placement Warrants, any net proceeds shall be distributed to the Members in accordance with each Member’s then respective Class B Interests.

(e) The Company shall not be required to make a distribution to a Member pursuant to this Section 4.2 if (i) the amount of such distribution would exceed the balance in such Member’s Capital Account, or (ii) such distribution would violate the Act or other applicable law.

ARTICLE V
Records, reports, VALUATIONS and bank accounts

Section 5.1 Books and Records. The Managing Member shall keep true and complete records and books of account with respect to the operations of the Company.

Section 5.2 Accounting Basis and Fiscal Year. The Company shall operate on a calendar year basis and shall use such method of accounting and make any elections as shall be determined by the Managing Member; provided, however, that any elections in respect of taxes shall be made in accordance with Article VI.

Section 5.3 Reports. After the end of each fiscal year, the Managing Member shall cause to be prepared and transmitted, as promptly as reasonably possible, such information as may be needed to enable each Member to file any required federal income tax return, any required state income tax return and any other reporting or filing requirements imposed by any governmental agency or authority. The Managing Member may cause the books and records of the Company to be reviewed or audited, and the Managing Member shall deliver the results of any such review or audit to the Members promptly after the completion thereof. The cost of any such review or audit, and the cost of the preparation of all such financial reports, shall be paid by the Company.

Section 5.4 Valuation. Except as otherwise provided by, or in conflict with, Article VI or Appendix A, the Managing Member shall be entitled to determine the value (in its sole discretion) of any assets of the Company as may be required or the Managing Member otherwise determines is desirable.

Section 5.5 Bank Accounts. The Managing Member, on behalf of the Company, may open and maintain a separate bank account or accounts in which may be deposited all of the capital and any other funds of the Company. All withdrawals from the Company’s account shall be made upon checks or instructions signed by either an authorized Officer or the Managing Member.

ARTICLE VI
TAX MATTERS

Section 6.1 Partnership Representative; Tax Proceedings; Partnership Audit Procedures.

(a) The Managing Member is hereby designated as (or may appoint) the “partnership representative”, as that term is defined in Section 6223 of the Code (the “Partnership Representative”) and, to the extent applicable, may appoint a “designated individual” to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Treasury Regulations. All references to the Partnership Representative in this Agreement shall include the Designated Individual acting on behalf of the Partnership Representative, if any.

(b) The Partnership Representative shall be authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings (any such examination, a “Tax Proceeding”); provided that the Partnership Representative shall keep the Members promptly informed of any such Tax Proceeding, shall consult the Members regarding any such Tax Proceeding, the Members shall be entitled to attend any meetings or conferences with the Internal Revenue Service (with counsel of its own choosing and at such Member’s expense) relating to the Company or the U.S. federal income tax treatment of any items relating to the Company and the Partnership Representative shall not settle or compromise any Tax Proceeding without the consent of the Members, such consent not to be unreasonably withheld, conditioned or delayed. Each Member agrees that any action taken by the Partnership Representative in connection with audits of the Company shall be binding upon such Members. No Member shall file a notice with a taxing authority under Section 6222(b) of the Code (or analogous provision of foreign, state or local law) in connection with such Member’s intention to treat an item on such Member’s income tax return in a manner that is inconsistent with the treatment of such item on the Company’s income tax return, unless otherwise required by applicable law.

(c) The Partnership Representative shall be authorized to, in its sole discretion, (i) make any election under Sections 6221 through 6241 of the Code and any successor statutes thereto or the Treasury Regulations promulgated thereunder (the “Partnership Audit Procedures”), (ii) apportion any taxes (and related interest, penalties, claims, liabilities and expenses) imposed on the Company pursuant to the Partnership Audit Procedures among the Members and (iii) withhold any such amounts from any distributions made to any such Member in a manner consistent with Section 6.2.

(d) All expenses incurred by the Partnership Representative acting on behalf of the Company shall be borne by the Company.

Section 6.2 Withholding. Notwithstanding any other provision of this Agreement, the Company may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority (including any state and local taxing authority)) such amounts as the Company is required to withhold or pay over, pursuant to the Code or any other applicable law, on account of a Member's distributive share of the Company's items of gross income, income, gain or gross sale or disposition proceeds, as well as any imputed underpayment (within the meaning of Section 6225 Code) and any similar amount attributable to such Member's interest in the Company. The amount of any taxes withheld or paid over by the Company, and any other Investor-Related Taxes (as defined below) borne by the Company, with respect to a Member's distributive share of the Company's gross income, income, gain or gross sale or disposition proceeds, shall be deemed to have been distributed or paid to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing, without duplication, the balance in the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's interest in the Company shall pay the amount of such excess to the Company, as a contribution to the capital of the Company. If the Company becomes subject to any such tax (including interest, penalties and additions to tax) relating to amounts attributable to a Member that has subsequently withdrawn from the Company, such withdrawn Member shall promptly pay such amount to the Company following receipt of notice thereof from the Company. "Investor-Related Tax" means any tax withheld from the Company or paid over by the Company, directly or indirectly, with respect to or on behalf of a Member or direct or indirect beneficial owner thereof, and interest, penalties and/or any additional amounts with respect thereto, including without limitation, (i) a tax that is determined based on the status, action or inaction (including the failure of a Member or direct or indirect beneficial owner thereof to provide information to eliminate or reduce withholding or other taxes) of a Member or direct or indirect beneficial owner thereof, or (ii) an "imputed underpayment" within the meaning of Section 6225 of the Code and any other similar tax, attributable to a Member or direct or indirect beneficial owner thereof, as determined by the Managing Member in its sole discretion.

Section 6.3 Tax Returns and Records. The Managing Member shall cause to be prepared and filed all necessary federal, state and local tax returns for the Company. As promptly as reasonably possible following the end of each taxable year, the Company shall furnish to each Member the Company’s Internal Revenue Service Form 1065 and a Schedule K-1 with respect to such Member.

Section 6.4 Tax Classification. It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes (and any analogous provision of foreign, state or local tax law) and each Member be treated as a partner thereof.

Section 6.5 Taxable Year. The taxable year of the Company shall end on December 31 of each year, unless a different taxable year shall be required by Section 706 of the Code.

Section 6.6 Resolution. Except as otherwise provided in this Agreement, with respect to any disagreement or dispute among the Members relating to taxes, the Members shall cooperate in good faith to resolve such disagreement or dispute, and if the Members are not able to resolve such disagreement or dispute, the Managing Member, acting reasonably and in good faith, shall be entitled to determine the resolution of such disagreement or dispute, which determination shall be final and binding on all Members.

Section 6.7 Tax Elections. The Managing Member shall have the authority, in its sole discretion, to make all Company elections relating to taxes or tax matters of the Company, including, without limitation, any elections under the Code and Treasury Regulations.

Section 6.8 Other Tax Matters. Notwithstanding any other provisions hereof, all other tax matters shall be governed by Appendix A to this Agreement.

ARTICLE VII
ADDITIONAL MEMBERS; TRANSFER; WITHDRAWAL

Section 7.1 Restriction on Withdrawal and Transfer.

(a) No Member may voluntarily withdraw from the Company or , except as expressly provided for in Section 7.2 below, sell, transfer, assign, pledge, hypothecate, exchange or otherwise dispose of (a “Transfer”) all or any portion of its Class A Units or Class B Units, except with the prior written consent of the Managing Member.

(b) In the event of a Transfer by the Managing Member of all or any of its interest in the Company pursuant to Section 7.1(a), the Non-Managing Members shall have the right to Transfer a corresponding pro rata amount of their respective interests in the Company based on the Percentage Interests of the Managing Member and the Non-Managing Members immediately prior to such Transfer by the Managing Member.

(c) Any attempted Transfer of all or a portion of a Member’s interest in the Company without the prior written consent of the Managing Member, or in violation of Section 7.1(b), shall be void.

Section 7.2 Permitted Transfers. Notwithstanding Section 7.1(a), Transfers of Class A Units or Class B Units by any Member are permitted to such Member’s affiliates, immediate family, or to a trust, the primary beneficiary(ies) of which is a member of the Member’s immediate family; provided that such recipient shall be required to become a Member of the Company pursuant to Section 3.3.

ARTICLE VIII
TERMINATION; DISSOLUTION; LIQUIDATION

Section 8.1 Events of Dissolution. The Company shall be dissolved upon any of the following:

(a) by the election of the Managing Member; provided that upon such dissolution, the Managing Member, in its sole discretion, at such times as it may elect, may distribute all or any portion of the Company’s interests to each Member on a pro rata basis corresponding to each such Member’s Class A Unit Percentage and Class B Unit Percentage, as applicable, at such times of distribution, the Company’s interests to be fully distributed in such manner by the third anniversary of the dissolution;

(b) the bankruptcy, resignation, expulsion or dissolution of the Managing Member; or

(c) the occurrence of any other event specified under the laws of the State of Delaware as one effecting dissolution.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been liquidated (if applicable) and distributed as provided herein. Notwithstanding the dissolution of the Company, prior to the termination of the Company the business of the Company and the rights and obligations of the Members, as such, shall continue to be governed by this Agreement. Except as expressly set forth in this Section 8.1, no other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause a dissolution of the Company or cause the existence of the Company to terminate.

Section 8.2 Winding Up of Affairs. Upon the dissolution of the Company, the Managing Member shall proceed diligently to wind up the affairs of the Company and to either distribute in kind or liquidate the assets of the Company. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value as of the date of distribution. After setting aside such reserves as the Managing Member deems reasonably necessary to meet any contingent or unforeseen liabilities or obligations of the Company, the Managing Member shall distribute the assets of the Company in the following order of priority:

(a) first, to the payment of the debts and liabilities of the Company, including, without limitation, the payment of expenses of liquidation; and

(b) second, to each Member in the same manner as if all of the distributable cash were then distributed in accordance with the provisions of Section 4.2.

Section 8.3 Cancellation of Certificate. Upon the completion of the winding up of the Company and the distribution of the Company’s assets, the Company shall be terminated and the Managing Member shall cause the Company to execute and file a Certificate of Cancellation in accordance with the Act.

ARTICLE IX
Representations and Warranties

Section 9.1 Representations and Warranties of Members. By execution and delivery of this Agreement, as applicable, each of the Members, whether admitted as of the date hereof or hereafter pursuant to Section 7.2, represents and warrants to the Company and acknowledges as follows:

(a) the execution, delivery and performance of this Agreement have been duly authorized by such Member and does not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(b) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity);

(c) the interests in the Company have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering, this Agreement contains certain transfer restrictions applicable to Class A Units and Class B Units, and the Class A Units and Class B Units cannot be disposed of unless in a transaction registered, or exempted from or not subject to, registration under the Securities Act;

(d) such Member’s interests are being acquired for its own account solely for investment and not with a view to resale or distribution thereof; and

(e) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto.

ARTICLE X
MISCELLANEOUS

Section 10.1 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Members. Notwithstanding anything to the contrary herein (other than in connection with the dissolution of the Company pursuant to Section 8.1), the legal representative(s) of a Member shall succeed as assignee to such Member’s Class A Units and/or Class B Units, if applicable, upon such Member’s death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution, but shall not be admitted as a substitute Member without the consent of the Managing Member, in its sole discretion.

Section 10.2 No Waiver. The failure of any Member to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by personal delivery, mailed by registered or certified mail or air courier service, or sent by facsimile or electronic mail, and addressed: if to the Company, at its principal office and, if to a Member, to such Member at its last known address as disclosed on the records of the Company. Notices shall be deemed to have been given as of the date delivered, facsimiled or mailed electronically, or if physically mailed, the third day after mailing. The Company and any Member may change its address(es) for notices by delivering or mailing as aforesaid, a notice to the Company and the Members stating the change and setting forth the changed address(es).

Section 10.4 Severability. In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired hereby.

Section 10.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 10.6 Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 10.7 No Right to Partition. The Members, on behalf of themselves and their stockholders, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.

Section 10.8 No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

Section 10.9 Confidentiality. A Member or an affiliate of a Member receiving Confidential Information (as defined below) shall keep completely confidential, shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose any Confidential Information; provided that the foregoing shall not apply to any such information that is required to be disclosed by law or the order or regulations of any governmental authority or to establish or enforce any rights under this Agreement. Notwithstanding the foregoing, a Member may disclose Confidential Information to (i) another Member, (ii) an affiliate of a Member, or (iii) any Related Party of such Member or any of its affiliates; provided that each such person receiving Confidential Information is bound (on terms no less restrictive than those set forth in this Section 10.9) to maintain the confidentiality of such Confidential Information. “Confidential Information” means (i) this Agreement, all information, data, agreements, letters, documents, reports and records, which are oral or in writing, containing confidential information concerning the Company, its affiliates or assets which is delivered or made available by the Company, a Member, or their respective representatives or affiliates to a Member or a Member’s affiliates after the date hereof on a confidential basis; provided that Confidential Information does not include (x) information which is obtained by such Member after the date hereof from a source other than the Company, a Member, or their respective representatives or affiliates, (y) information which is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Section 10.9, or (z) information developed independently by a Member without reference to or use of the Confidential Information.

Section 10.10 Governing Law; Forum Selection; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. EACH OF THE MEMBERS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT IN THE STATE OF DELAWARE OR ANY U.S. FEDERAL COURT SITTING IN THE STATE OF DELAWARE IN RESPECT OF ANY AND ALL SUITS, CLAIMS, DISPUTES, CHALLENGES, ACTIONS OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RIGHTS OF ANY MEMBER UNDER THIS AGREEMENT, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT (“CLAIMS”), AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH CLAIM BROUGHT IN ANY SUCH COURT AND ANY CLAIM BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE OR OTHER CLAIM IN CONNECTION WITH THIS AGREEMENT.

Section 10.11 No Reliance. Each Member is a sophisticated buyer with respect to its interest in the Company and has adequate information concerning the business to make an informed decision regarding its investment in the Company and has independently and without reliance upon any other Member and based on such information as such Member has deemed appropriate, made its own Company analysis and decision to enter into this Agreement. Each Member acknowledges (i) that it has been provided an opportunity to obtain copies of such documents and the information as it has deemed appropriate in making its own evaluation of the Company’s business and its decision to enter into this Agreement and (ii) that information which may be pertinent to such Member’s decision to invest in the Company is available to such Member and can be obtained from the public files. Each Member shall continue to make its own analyses and decisions with respect to its interest in the Company without reliance upon any other Member, subject to the other Members fulfilling their express obligations under this Agreement.

Section 10.12 Amendment. Other than changes, modifications or amendments specifically authorized herein, no change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing and duly executed by Member Majority; provided that any amendment hereto or waiver hereof that has a material negative effect on the economic interests of a Member without similarly affecting the interests of all other Members shall require the consent of such Member so affected.

Section 10.13 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

KHURRAM P. SHEIKH

Inpixon

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Operating Agreement]

APPENDIX A

PROFITS, LOSSES, TAX AND OTHER ALLOCATIONS

1. Certain Definitions. The following terms have the definitions indicated below whenever used in this Appendix or the Agreement with initial capital letters:

1.1 Adjusted Capital Account Deficit: With respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant period, after giving effect to the following adjustments:

(A) Credit to such Capital Account any amounts which such Member is obligated to restore to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5); and

(B) Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (d)(5), and (d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

1.2 Gross Asset Value: With respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

(A) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution as reasonably determined by the Managing Member;

(B) The Gross Asset Values all Company assets may be adjusted in the discretion of the Managing Member to equal their respective gross fair market values, as reasonably determined by the Managing Member, at the times specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f);

(C) Any adjustments to the adjusted basis of any asset of the Company pursuant to Section 734 or Section 743 of the Code shall be taken into account in determining such asset’s Gross Asset Value in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(m);

(D) The Gross Asset Values of Company assets distributed to any Member shall be the adjusted to the gross fair market values of such assets as reasonably determined by the Managing Member as of the date of distribution.

(E) If the Gross Asset Value of an asset has been determined pursuant to clause (A), (B) or (C) of this definition, such Gross Asset Value shall thereafter be adjusted in the same manner as would the asset’s adjusted basis for U.S. federal income tax purposes, except that depreciation deductions shall be computed based on the asset’s Gross Asset Value as so determined, rather than on its adjusted tax basis.

1.3 Net Profits and Net Losses: For any period the taxable income or loss, respectively, of the Company for such period, in each case as determined for U.S. federal income tax purposes, but computed with the following adjustments:

(A) Items of income, gain, loss and deduction (including, without limitation, gain or loss on the disposition of any Company asset and depreciation or other cost recovery deduction or expense) shall be computed based upon the Gross Asset Value of the Company’s assets rather than upon such assets’ adjusted bases for U.S. federal income tax purposes;

(B) Any tax-exempt income received by the Company shall be deemed for these purposes only to be an item of gross income;

(C) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or treated as described therein pursuant to Treasury Regulations under Section 704(b) of the Code) shall be treated as a deductible expense;

(D) There shall be taken into account any separately stated items under Section 702(a) of the Code;

(E) If the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iv) of the definition thereof, the amount of such adjustment shall be taken into account in the period of adjustment as gain or loss from the disposition or deemed disposition of such asset for purposes of computing Net Profits and Net Losses; and

(F) Items of income, gain, loss, or deduction or credit allocated pursuant to Section 2.2 of this Appendix A shall not be taken into account.

2. Allocations of Profits and Losses.

2.1 General. After the application of Section 2.2 of this Appendix A, Net Profits and Net Losses and items thereof for any taxable year, or portion thereof, shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, and after taking into account actual distributions made during such taxable year, or portion thereof, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 8.2 of the Agreement if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities, including the Company’s share of any liability of any entity treated as a partnership for U.S. federal income tax purposes in which the Company is a partner, were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 8.2 to the Members immediately after making such allocation, minus (ii) such Member’s share of Company minimum gain and Member nonrecourse debt minimum gain determined pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), computed immediately prior to the hypothetical sale of assets. Subject to the other provisions of this Section 2, an allocation to a Member of a share of Net Profit or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profit or Net Loss.

2.2 Regulatory Allocations.

(A) Notwithstanding any other provision of this Agreement, (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704 2(i)), if any, of the Company shall be allocated for each period to the Member that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i), and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) and “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)), if any, of the Company shall be allocated to the Members in proportion to their respective Interests.

(B) This Agreement shall be deemed to include “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of Treasury Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions.

(C) To the extent that Net Losses or items of loss or deduction otherwise allocable to a Member hereunder would cause such Member to have an Adjusted Capital Account Deficit as of the end of the taxable year to which such Net Losses, or items of loss or deduction, relate (after taking into account the allocation of all items of income and gain for such taxable period), such Net Losses, or items of loss or deduction, shall not be allocated to such Member and instead shall be allocated to the Members in accordance with Section 2.1 of this Appendix A as if such Member were not a Member.

(D) Any allocations required to be made pursuant to Section 2.2(a) through Section 2.2(c) of this Appendix A (the “Regulatory Allocations”) (other than allocations, the effects of which are likely to be offset in the future by other special allocations) shall be taken into account, to the extent permitted by the Treasury Regulations, in computing subsequent allocations of income, gain, loss or deduction pursuant to Section 2.1 of this Appendix A so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to each Member pursuant to Section 2.1 of this Appendix A had such Regulatory Allocations under this Section 2.2 of this Appendix A not occurred.

2.3 Tax Allocations.

(A) For U.S. federal income tax purposes, except as otherwise provided in this Section 2.3, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its corresponding item of book income, gain, loss or deduction is allocated pursuant to Section 2 of this Appendix A.

(B) In accordance with Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Company asset contributed (or deemed contributed) to the capital of the Company shall, solely for U.S. federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Company asset for federal income tax purposes and its Gross Asset Value upon its contribution (or deemed contribution).

(C) If the Gross Asset Value of any Company asset is adjusted, subsequent allocations of taxable income, gain, loss and deduction with respect to such Company asset shall take account of any variation between the adjusted basis of such Company asset for federal income tax purposes and the Gross Asset Value of such Company asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder. Any elections or decisions relating to such allocations shall be made by the Managing Member.

(D) If a Member acquires an interest, redeems all or a portion of its interest or transfers an interest during a taxable year, the Net Profits or Net Losses (and other items referred to in Section 2.1 or 2.2 of this Appendix A) attributable to such interest for such taxable year shall be allocated between the transferor and the transferee by closing the books of the Company as of the date of the transfer, or by any other method permitted under Section 706 of the Code and the Treasury Regulations thereunder that is selected by the Managing Member.

(E) The provisions of this Section 2 (and other related provisions in the Agreement) pertaining to the allocation of items of Company income, gain, loss, deductions, and credits shall be interpreted consistently with the Treasury Regulations, and to the extent unintentionally inconsistent with such Treasury Regulations, shall be deemed to be modified to the extent necessary to make such provisions consistent with the Treasury Regulations.

2.4 Miscellaneous. All matters concerning valuations and the allocation of taxable income, deductions, credits and items of income and loss of the Members, including taxes thereon, fees, items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items, not expressly provided for by the terms of the Agreement or this Appendix A, shall be determined by the Managing Member in a manner consistent with the Treasury Regulations.